                       WALNUT EQUIPMENT LEASING CO., INC.

                                    Obligor

                                      AND

                                  SUMMIT BANK
                   (successor by merger to First Valley Bank)

                               Indenture Trustee

                          SIXTH SUPPLEMENTAL INDENTURE

                                  Dated as of

                               September 10, 1996

                           SUPPLEMENTAL TO INDENTURE

                          Dated as of October 7, 1987

                         and Supplements thereto dated

                              September 20, 1988,

                              September 13, 1989,

                                August 17, 1990,

                                August 14, 1992,

                                      and

                                August 23, 1994

                                ---------------

                              DEMAND CERTIFICATES

                              -------------------

                            FIXED RATE CERTIFICATES

    SIXTH SUPPLEMENTAL INDENTURE dated as of September 10, 1996, between WALNUT EQUIPMENT LEASING CO., INC., a Delaware Corporation (hereinafter called the "Company"), having its principal executive office at One Belmont Avenue, Suite 200, Bala Cynwyd, Pennsylvania 19004, and Summit Bank (successor by merger to First Valley Bank), a Pennsylvania Corporation, as Trustee (hereinafter called the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of October 7, 1987 (hereinafter called the "Original Indenture"), and supplements thereto dated September 20, 1988, September 13, 1989, August 17, 1990, August 14, 1992, and August 23, 1994 to the Trustee in connection with an issue of certain senior debt obligations; and

    WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors desires to create under the Original Indenture and supplement thereto an additional series of senior debt obligations to be known as Demand Senior Thrift Certificates and Fixed Term Senior Thrift Certificates (hereinafter collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Senior Thrift Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and supplements thereto and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this Sixth Supplemental Indenture in the form hereof for the purposes herein provided.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Certificates by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, without preference, priority or distinction of any of the Certificates over any of the others by reason of difference in priority in time of issuance, negotiation or maturity thereof, or otherwise, except as otherwise provided in the Original Indenture and supplements thereto or this Supplemental Indenture, as follows:

                                  DEFINITIONS
ss1.01 through 1.04

    Sections ss1.01 through 1.04 of the Original Indenture are specifically incorporated by reference herein.

                                 THE SECURITIES
s2.01    FORM AND DATING

    The Certificates and the Trustee's Certificates of Authentication shall be in substantially the forms set forth in Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this and the Original Indenture and supplement thereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Certificate as evidenced by their execution of the Certificate.

    The definitive Certificate shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificate may be listed, all as determined by the officers executing such Certificate, as evidenced by their execution of such Certificate.

    SECTION 2.02 EXECUTION AND AUTHENTICATION.

    Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

    If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

    A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

    The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in Section 10.02. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An Authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

    SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

    The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall
notify the Trustee of the name and address of any agent not a party    to this
Indenture. The Company designates Financial Data, Inc., a Pennsylvania corporation, as "Registrar", "Paying Agent", and "Conversion Agent" for all Securities issued under the Indenture and all Supplements thereto. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

    SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

    SECTION 2.05. SECURITYHOLDER LISTS.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders pursuant to Section 2.06. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

    SECTION 2.06. REGISTRATION, TRANSFER AND EXCHANGE.

    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (herein sometimes referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Certificates and of transfers of Certificates. Financial Data, Inc., a Pennsylvania corporation, is hereby appointed "Certificate Registrar" for the purpose of the registration of transfer of Certificates in such Certificate Register as herein provided.

    Upon surrender for registration of transfer of any Certificate at any office or agency of the Company maintained for such purpose pursuant to Section 12.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations of a like aggregate principal amount.

    At the option of the Holder, Certificates may be renewed at maturity through an exchange for other Certificates of any authorized denominations, of a like aggregate principal amount, upon surrender of the Certificates to the exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Certificates which the Holder making the exchange is entitled to receive. This right shall not apply to any exchange of Certificates for other Certificates with a longer maturity or a higher interest rate except with the consent of the Company.

    All Certificates issued upon any transfer or exchange of Certificates shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

    Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Certificate Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

    No service charge shall be made for any transfer or exchange of Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates, other than exchanges not involving any transfer.

    The Company shall not be required (i) to issue, register the transfer of or exchange of any Certificate during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Certificates selected for redemption under Article 3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange of any Certificate so selected for redemption in whole or in part, except, in the case of any Certificate to be redeemed in part, the portion thereof not to be redeemed.

ss2.07 through 2.16

    Sections ss2.07 through 2.16 of the Original Indenture are herein incorporated as ss2.07 through ss2.16 hereof respectively.

                                 ARTICLE THREE
                           REDEMPTION OF CERTIFICATES

ss3.01 through 3.08

    Sections ss3.01 through 3.08 of the Original Indenture are herein incorporated as ss3.01 through ss3.08 hereof respectively.

                                  ARTICLE FOUR
                                   COVENANTS

    ss4.01 through 4.03

    Sections ss4.01 through 4.03 of the Original Indenture are herein incorporated as ss4.01 through ss4.03 hereof respectively.

                                  ARTICLE FIVE
                                   SUCCESSORS

s5.01

    Section s5.01 of the Original Indenture is herein incorporated as s5.01 hereof.

                                  ARTICLE SIX
                             DEFAULTS AND REMEDIES

ss6.01 through 6.11

    Sections ss6.01 through 6.11 of the Original Indenture are herein incorporated as ss6.01 through 6.11 hereof respectively.

                                 ARTICLE SEVEN
                                    TRUSTEE

ss7.01 through 7.11

    Sections ss7.01 through 7.11 of the Original Indenture are herein incorporated as ss7.01 through 7.11 hereof respectively.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

ss8.01 through 8.03

    Sections ss8.01 through 8.03 of the Original Indenture are herein incorporated as ss8.01 through 8.03 hereof respectively.

                                  ARTICLE NINE
                                   AMENDMENTS

ss9.01 through 9.06

    Sections ss9.01 through 9.06 of the Original Indenture are herein incorporated as ss9.01 through 9.06 hereof respectively.

                                  ARTICLE TEN
                        ADDITIONAL CLASSES OF SECURITIES

s10.01

    Section s10.01 of the Original Indenture is herein incorporated as s10.1 hereof.

10.02    ADDITIONAL CERTIFICATES

    The aggregate principal amount of Senior Thrift Certificates which may be authenticated and delivered under this Sixth Supplemental Indenture is limited to an additional $35,500,000 in principal amount of Certificates, which may be offered in conjuction with those previously authorized under terms of the Original Indenture and supplemental Indentures dated September 20, 1988, September 13, 1989, August 17, 1990, August 14, 1992 and August 23, 1994 (not to exceed $4,500,000 in Certificates as previously authorized thereto.)

    The Certificates shall bear interest from and commencing with their respective dates of issue.

    One type of Certificates shall be known and designated as "Demand Senior Thrift Certificates". Interest on these Certificates shall be at least 1% above the annualized interest rate paid on 6-month United States Treasury Bills sold on the first day of the month or, if there is no auction on that day, the interest rate established at the last auction prior to the first day of the month. Interest is to be paid monthly on the 10th calendar day of the next month, with an option on the part of the Holder to have interest retained and compounded monthly by the Company. In addition, the Holder may elect to receive accrued interest in cash bimonthly; quarterly, semi-annually or annually. The percentage above the 6-month United States Treasury Bill is to be determined at the beginning of the month by Company Order (or, in the absence of any such order, such percentage shall be deemed to be 1%). The minimum purchase shall be $100.00. In the event that the 6-month United States Treasury Bill rate, as set forth above, shall fall below 6% per annum or in the event that there is no such U.S. Treasury Bill in effect, then the rate of such 6-month U.S. Treasury Bill shall be deemed to be 6% per annum.

    Another type of Certificates shall be known and designated as "Fixed Term Senior Thrift Certificates". Interest on these Certificates shall be fixed each week by the Company at a rate equal to at least 1% above the annualized rate paid on 6-month United States Treasury Bills for certificates with maturities 30 months or less in term, and 2% above the U.S. Treasury Bills rate for certificates with maturities exceeding 30 months. The annualized rate paid on 6-month U.S. Treasury Bills shall be determined by reference to such rate in effect on the day that the money representing the purchase price of a certificate is received if such date is the date when 6-month U.S. Treasury Bills are issued, or the date of the most recently issued 6-month U.S. Treasury Bill if the money is not received on an issue date of 6-month U.S. Treasury Bills. The minimum purchase shall be $100.00 per Certificate. Interest shall be payable monthly on the 10th calendar day of the month for the preceding calendar month, with an option on the part of the Holder to have interest retained and compounded monthly by the Company. In addition, the Holder may elect to have interest paid in cash at bimonthly, quarterly, semi-annually, or annual periods. Fixed Term Senior Thrift Certificates shall consist of Certificates with maturities ranging from three to one hundred twenty months. The purchaser shall designate to the Company the term selected, which such term shall be computed in monthly increments.

    In the event that any of the aforesaid types of Certificates is purchased during a calendar month, interest will be computed to the end of the month on a 365 day basis, and the first payment of interest will be made by the 10th calendar day of the next month.

    Any of the above described Fixed Term Senior Thrift Certificates will be redeemed by the Company as of the end of a calendar month, provided notice of request for early payment is received by the fifth day of the following calendar month (or such shorter period of time as determined by Company Order) on the following conditions: A penalty computed by multiplying the number of months remaining to maturity by 1/8% and then multiplying said product by the principal amount being redeemed prior to maturity, will be deducted from the principal amount being redeemed; however, the penalty shall not be less than $30 or such other minimum amount as directed by Company Order. However, the Company need not redeem any such Certificates or Demand Senior Thrift Certificates in excess of $250,000 in principal amount in any month.

    The principal of (and premium, if any) and interest on all of the Certificates shall be payable at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear on the Certificate Register.

    The Certificates shall be redeemable as provided in Article Three.

    Any holder of Certificates may request partial payment of the principal amount of any Certificate issued hereunder, subject to the terms and conditions stated above. Upon partial redemption, a Certificate shall be issued for the unredeemed portion of the same terms and conditions as the original Certificate.

    The Holder of Fixed Senior Thrift Certificates may elect prior to maturity to extend the principal and any accrued interest on such a Certificate for an additional like term. In such event, interest payable for the additional term will be at the rate offered on the original maturity date for Certificates of like term.

    The Certificates shall be issued, and additional purchases of Certificates may be made, in such denominations as the Company shall specify from time to time by Company Order.

    Notwithstanding anything to the contrary, the term of each Fixed Term Senior Thrift Certificate is subject to extension as hereinafter set forth.
If, after its maturity date, any Fixed Term Senior Thrift Certificate is not presented for payment by the holder, and the Company does not tender payment to the holder, such Certificate shall be automatically treated as having been converted, as of its maturity date into a Demand Senior Thrift Certificate, and the rate and other terms shall be as set forth with respect to such Certificate.

    All of the Certificates shall be on a parity with each other and with the Certificates (represented by Demand Senior Thrift Certificates and Fixed Rate Demand Senior Thrift Certificates) issued under the Original Indenture and supplement thereto.

                                 ARTICLE ELEVEN
                                  SENIOR DEBT

ss11.01 through 11.05

    Section ss11.01 through 11.05 of the Original Indenture are herein incorporated as ss11.01 through 11.05 hereof respectively.

                                 ARTICLE TWELVE
                                 MISCELLANEOUS

ss12.01 through 12.11

    Section ss12.01 through 12.11 of the Original Indenture are herein incorporated as ss12.01 through 12.11 hereof respectively.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         WALNUT EQUIPMENT LEASING CO., INC.

(Corporate Seal)
                                            /s/  William Shapiro
                                         BY:-------------------------------
                                            PRESIDENT


ATTEST:

/s/  Deljean Shapiro
- ------------------------------
SECRETARY


                                         SUMMIT BANK (successor by merger to
                                         First Valley Bank)

(Corporate Seal)
                                            /s/  Debra A. Schwalb
                                         BY:--------------------------------
                                            ASSISTANT VICE-PRESIDENT


ATTEST:

/s/  H. Lewis Stone
- ------------------------------
TRUST OFFICER

COMMONWEALTH OF PENNSYLVANIA    :

                                :  ss.

COUNTY OF MONTGOMERY            :


    On the 10th day of September, 1996 before me personally came WILLIAM SHAPIRO, to me known, who, being by me duly sworn, did depose and say that he is President of WALNUT EQUIPMENT LEASING CO., INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         /s/  Irene Leahy
(Notorial Seal)                          ------------------------------------
                                         Notary Public



STATE OF NEW JERSEY             :

                                :  ss.

COUNTY OF BERGEN                :


    On the 11th day of September, 1996 before me personally came Debra A. Schwalb, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of SUMMIT BANK (successor by merger to First Valley Bank), one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that she signed her name thereto by like authority.



                                         /s/  Malina F. Newman
(Notorial Seal)                          ------------------------------------
                                         Notary Public

                                    EXHIBIT_A





    Attached hereto are the following documents, which are specifically incorporated by reference herein.


    1.   Specimen of Demand Senior Thrift Certificate, including
         Trustee's authentication thereof.


    2.   Specimen Fixed Term Senior Thrift Certificate, including
         Trustee's authentication thereof.

                         (Form of Face of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.
                        DEMAND SENIOR THRIFT CERTIFICATE

CERTIFICATE NO.                                             ISSUE DATE

    Walnut Equipment Leasing Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


Dollars on the fifth business day of the month after the month during which demand by Holder is received by the Company to pay or, at the election of the Holder named above, accrue interest thereon at the rate of at least 1% above the annualized interest rate paid on six-month United States Treasury Bills sold on the first day of the month, or if there is no auction on that day, the interest rate established at the last auction prior to the first day of the month. Interest is to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof. The percentage above the six month United States Treasury Bill is to be determined at the beginning of the month by Company Order (or in the absence of any such order, such percentage shall be deemed to be 6%), until the principal hereof and accumulated interest thereon is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to Registered Holder of this Thrift Certificate (or one or more Predecessor Thrift Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment which shall be the fifteenth of the preceding month (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date of and may be paid to the Registered Holder of this Thrift Certificate (or one or more Predecessor Thrift Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Thrift Certificates not less than 10 days prior to such special record date, or may be paid any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Thrift Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Thrift Certificate will be made at the office or agency of the Company maintained for that purpose in the City of Bethlehem, Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Registered Holder as such address shall appear in the Thrift Certificate Register.
    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Thrift Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
    IN WITNESS WHEREOF, the Company has caused this Thrift Certificate to be duly executed under its corporate seal.


This is one of the Thrift              WALNUT EQUIPMENT LEASING CO., INC.
Certificates referred to in
within-mentioned indenture.            Dated:
SUMMIT BANK (successor by merger to
First Valley Bank) as Trustee


By:-------------------------------     By:-------------------------------------
                Authorized Officer                                    President


SEAL                                   Attest:---------------------------------
                                                                      Secretary






!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


the within Thrift Certificate of WALNUT EQUIPMENT LEASING CO., INC., and hereby constitutes and appoints --------------------------------------------------- Attorney
     to transfer the same on the books of said Company.

     Dated:------------------------------      -------------------------------

     WITNESS:----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.

                        DEMAND SENIOR THRIFT CERTIFICATE

    This Thrift Certificate is one of a duly authorized issue of Thrift Certificates of the Company (herein called the "Thrift Certificates") issued and to be issued under an Indenture dated September 10, 1996 (herein called the "Indenture") supplemental to an indenture dated as of October 7, 1987, as supplemented September 13, 1989, September 20, 1988, August 17, 1990, August 14, 1992 and August 23, 1994 between the Company and Summit Bank (successor by merger to First Valley Bank) of Bethlehem, Pennsylvania as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Thrift Certificates, and for the terms upon which the Thrift Certificates are, and are to be, authenticated and delivered.

    The Thrift Certificates are subject to redemption at any time by the Company, upon not less than 60 days' notice by mail (or such shorter period as directed by Company Order), at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Thrift Certificate, or one or more Predecessor Thrift Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Thrift Certificate in part only, this Thrift Certificate shall be reissued for the unredeemed portion hereof in the name of the Holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Registered Holders of the Thrift Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Thrift Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Thrift Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Thrift Certificates at the time outstanding, as defined in the Indenture, on behalf of the holders of all the Thrift Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Thrift Certificate shall be conclusive and binding upon such holder and upon all future holders of this Thrift Certificate and of any Thrift Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Thrift Certificate.
    No reference herein to the Indenture and no provision of this Thrift Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Thrift Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Thrift Certificate is transferable on the Thrift Certificate Register of the Company, upon Surrender of this Thrift Certificate for registration of transfer at the office or agency of the Company in the Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Thrift Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Thrift Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Thrift Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth Thrift Certificates are exchangeable for a like aggregate principal amount of Thrift Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Thrift Certificate is registered as the owner hereof for all purposes, whether or not this Thrift Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                         (Form of Face of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.

                      FIXED TERM SENIOR THRIFT CERTIFICATE

CERTIFICATE NO.                                        ISSUE DATE
                                                       MATURITY DATE
                                                       RATE OF INTEREST


    Walnut Equipment Leasing Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


                  after the date hereof and to pay or, at the election of the
Holder named above, accrue interest thereon at the rate of          % per
annum, with interest to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof, until the principal hereof and any accumulated interest, if any, is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the registered Holder of this Thrift Certificate (or one or more Predecessor Thrift Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment, which shall be the fifteenth of the preceding month (whether or not a Business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the registered Holder of this Thrift Certificate (or one or more predecessor Thrift Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Thrift Certificates not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Thrift Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Thrift Certificate will be made at the office or agency of the Company maintained for that purpose in the Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the registered Holder entitled thereto as such address shall appear in the Thrift Certificate Register.
    Reference is hereby made to the further provisions of this Thrift Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Thrift Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Thrift Certificate to be duly executed under its corporate seal.


This is one of the Certificates        WALNUT EQUIPMENT LEASING CO., INC.
referred to in the within-mentioned
indenture.                             Dated:
SUMMIT BANK (successor by merger to
First Valley Bank) as Trustee


By:--------------------------------    By:-------------------------------------
                 Authorized Officer                                   President


SEAL                                   Attest:---------------------------------
                                                                      Secretary





!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


    the within Thrift Certificate of WALNUT EQUIPMENT LEASING CO., INC., and hereby constitutes and appoints --------------------------------------------------------- Attorney
    to transfer the same on the books of said Company.

    Dated:-------------------------------       -------------------------------

    WITNESS:-----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                       WALNUT EQUIPMENT LEASING CO., INC.

                      FIXED TERM SENIOR THRIFT CERTIFICATE


    This Thrift Certificate is one of a duly authorized issue of Thrift Certificates of the Company (herein called the "Thrift Certificate") issued and to be issued under an Indenture dated as of September 10, 1996 (herein called the "Indenture") supplemental to an indenture dated as of October 7, 1987, as supplemented September 13, 1989, September 20, 1988, August 17, 1990, August 14, 1992, and August 23, 1994 between the Company and Summit Bank (successor by merger to First Valley Bank) of Bethlehem, Pennsylvania, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Thrift Certificates, and for the terms upon which the Thrift Certificates are, and are to be, authenticated and delivered.

    The Thrift Certificates are subject to redemption by the Company at any time upon not less than 60 days notice by mail or such period as directed by Company Order, at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the holders of such Thrift Certificate, or one or more Predecessor Thrift Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Thrift Certificate in part only, this Thrift Certificate shall be reissued for the unredeemed portion hereof in the name of the holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Thrift Certificates may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holder of the Thrift Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Thrift Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Thrift Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Thrift Certificates at the time Outstanding, as defined in the Indenture, on behalf of the holders of all the Thrift Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Thrift Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Thrift Certificate and of any Thrift Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waivers is made upon this Thrift Certificate.

    No reference herein to the Indenture and no provision of this Thrift Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Thrift Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Thrift Certificate is transferable on the Thrift Certificate Register of the Company, upon surrender of this Thrift Certificate for registration of transfer at the office or agency of the Company in the Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Thrift Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Thrift Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Thrift Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Thrift Certificates are exchangeable for a like aggregate principal amount of Thrift Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Thrift Certificate is registered as the owner hereof for all purposes, whether or not this Thrift Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The Holder, at his option, shall have the right to earlier or partial payment of the principal and accrued interest herein by the Company. A service charge or penalty may be made for any such election, as set forth in the Indenture.
    If, after its Maturity Date, this Thrift Certificate is not presented for payment by the Holder, and if the Company does not tender payment to the holder, this Thrift Certificate shall be automatically converted into a Demand Senior Thrift Certificate and the rate and other terms shall be as set forth in the Indenture with respect to such Thrift Certificate. Prior to the maturity dates, the Holder may, at his election, request an extension of the terms and conditions herein for a like period, and interest shall continue to accrue and be payable from the first day of such extended period. This Thrift Certificate, as extended, will continue in all of its provisions except that the interest rate payable during any extended terms shall be the interest rate being offered by the Company as of this Thrift Certificate's maturity on newly issued Thrift Certificates of like term.